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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 200

Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2016, JetPay Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”).

At the Special Meeting, the Company’s stockholders approved (i) the issuance (the “Issuance”) to the current shareholders of CollectorSolutions, Inc. (“CSI”) of up to 3,250,000 shares of the Company’s common stock, par value $0.001 per share, and warrants to purchase up to an additional 500,000 shares of Common Stock in connection with the Company’s proposed acquisition of CSI pursuant to that Agreement and Plan of Merger, dated February 22, 2016, by and among the Company, CSI Acquisition Sub One, LLC, a wholly owned subsidiary of the Company, CSI Acquisition Sub Two, LLC, a wholly owned subsidiary of CSI Acquisition Sub One, LLC, the Company and Gene M. Valentino, as representative of the shareholders of CSI (the “Issuance Proposal”) and (ii) if necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the issuance (the “Adjournment Proposal”).

The transactions contemplated by the Merger Agreement, including the Issuance, remain subject to a number of closing conditions as set forth in the Merger Agreement.

The voting results were as follows:

Proposals	Votes For (1)	Votes Withheld Or Against	Abstentions and Broker Non-Votes
Issuance of Stock	19,708,850	8,918	3,530,870

Adjournment Proposal	16,037,477	3,680,291	3,530,870

(1) Includes the vote of 91,333 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company, which collectively have the voting power of 8,838,677 shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2016

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
Name:	Gregory M. Krzemien
Title:	Chief Financial Officer